                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                    Securities and Exchange Act of 1934




Date of Report(Date of earliest event reported)April 30, 1996
                                               ------------------


                    YANKEE ENERGY SYSTEM, INC.
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     (Exact name of registrant as specified in its charter)


     Connecticut         0-17605             06-1236430
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(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



     599 Research Parkway, Meriden, Connecticut,  06450-1030
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(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code: (203)639-4000
                                                   --------------


                              n/a
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     (Former name or address, if changed since last report)



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ITEM 5 - Other Events

On April 30, 1996, Yankee Energy System, Inc. reported that its wholly-owned subsidiary, Housatonic Corporation, sold its entire
10.5 percent interest in the Iroquois Gas Transmission System, L.P. ("Iroquois") to three of Iroquois' existing partners, for a purchase price of $22,191,960, a net after-tax gain of $2.5 million or $0.24 per share to be realized in the third quarter of fiscal year 1996. Including this sale, Yankee Energy's fiscal 1996 year-to-date earnings from its Iroquois investment is $0.38 per share. This compares with its earnings contribution from Iroquois in fiscal year 1995 of $0.25 per share absent a provision taken related to the estimated costs of the federal investigation of the construction of Iroquois. Yankee Energy System, Inc. was one of the original developers and owners of Iroquois when it was constructed in 1991.

Management of Yankee Energy indicated that its strategic plan calls for increased attention to energy distribution services to local customers and energy conversion services on customers' premises. As Connecticut and other state utility regulators unbundle gas services, this opens up new services and business investment opportunities for technologically-advanced companies such as Yankee Energy. Thus, continuing ownership of Iroquois, an interstate pipeline, does not fit the strategic plan.

The Company intends to use the funds from the sale for other corporate purposes including the ongoing development of its
energy services business.
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                                SIGNATURES


     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   YANKEE ENERGY SYSTEM, INC.
                                   --------------------------
                                   (Registrant)




                                   /s/ Mary J. Healey
Date: April 30, 1996             ---------------------------
                                   Mary J. Healey
                                   Vice President, General
                                   Counsel and Secretary